UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 23, 2012 (January 22, 2012)

Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC 300 First Stamford Place, Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(203) 504-1020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 22, 2012, Aircastle Limited (the "Company") and Aircastle Advisor LLC ("Advisor") entered into a separation agreement (the "Separation Agreement") with J. Robert Peart ("Executive"), Chief Investment Officer of the Company.  The following summary of certain provisions of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Executive's employment agreement with Advisor, dated December 7, 2010 (the "Employment Agreement"), was superseded by the Separation Agreement, pursuant to which Executive agreed to resign from all positions he currently holds with the Company, Advisor and their respective affiliates, effective January 22, 2012, and to terminate employment effective March 31, 2012.  The Separation Agreement contains a general release of any claims Executive may have against the Company, Advisor or their respective affiliates (the "Release") and incorporates certain provisions of the Employment Agreement.  Pursuant to the Separation Agreement, Executive has agreed not to compete with Advisor or any of its affiliates during his employment, and for three months after termination (the "Restricted Period") as to any aircraft leasing, marketing, advisory and/or finance business.  Executive has also agreed that through the end of the Restricted Period, he will not solicit or encourage any of Advisor's then current employees or independent contractors to either leave the employment or other service of Advisor or to work for Executive or any competitor of Advisor.

Pursuant to the Separation Agreement, if Executive continues to comply with all of the terms and conditions of the Separation Agreement, (i) 47,580 of the restricted shares of the Company’s common stock held by Executive that are unvested as of Executive's termination shall vest on April 15, 2012 and (ii) the remaining 100,000 unvested restricted shares held by Executive as of the termination shall be repurchased by the Company for the par value of $0.01 per share and shall not become vested.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1       Separation Agreement, dated January 22, 2012, among Aircastle Advisor LLC and J. Robert Peart.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED
(Registrant)

/s/ David Walton
David Walton
Chief Operating Officer, General Counsel and Secretary

Dated: January 23, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Separation Agreement, dated January 22, 2012, among Aircastle Advisor LLC and J. Robert Peart.